Exhibit 16.1

October 24, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Commissioners:

We have read Knight Fuller, Inc.’s statements included under Item 4.01 of its Form 8-K for October 18, 2005, and we agree with such statements.

Very truly yours,

Cordovano and Honeck LLP